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                                                                    EXHIBIT 24.1

                                Power of Attorney

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Susan L. Critzer and Mark B. Knudson, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Integ Incorporated ("Integ") to be filed under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of Common Stock of Integ in connection with the Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Signatures                                    Date


       /s/  Susan L. Critzer                                    October 26, 1998
---------------------------------------------------------------
Susan L. Critzer, Interim President and Interim Chief Financial
 Officer (principal executive, financial and accounting officer)

       /s/  Mark B. Knudson                                     October 26, 1998
---------------------------------------------------------------
Mark B. Knudson, Ph.D, Director


       /s/  Frank B. Bennett                                    October 16, 1998
---------------------------------------------------------------
Frank B. Bennett, Director


       /s/  Terrance G. McGuire                                 October 26, 1998
---------------------------------------------------------------
Terrance G. McGuire, Director


       /s/  Robert R. Momsen                                    October 26, 1998
---------------------------------------------------------------
Robert R. Momsen, Director


       /s/  Robert S. Nickoloff                                 October 26, 1998
---------------------------------------------------------------
Robert S. Nickoloff, Director


       /s/  Walter L. Sembrowich                                October 6, 1998
---------------------------------------------------------------
Walter L. Sembrowich, Ph.D, Director


       /s/  Winston R. Wallin                                   October 13, 1998
---------------------------------------------------------------
Winston R. Wallin, Director